Exhibit 99.1

DURA Driver Control Systems

Combined Financial Statements

As of and for the Years Ended

December 31, 2025 and 2024

Report of Independent Registered Public Accounting Firm

To the Stakeholders and Board of Directors of

DURA Driver Control Systems:

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of DURA Driver Control Systems (the “Company”) as of December 31, 2025 and 2024, the related combined statements of operations and comprehensive (loss) income, members’ deficit, and cash flows for each of the two years ended December 31, 2025 and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years ended December 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2026.

New Haven, Connecticut

July 30, 2026

1

DURA DRIVER CONTROL SYSTEMS

COMBINED BALANCE SHEETS

(Amounts in Thousands)

	December 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$16,567	$9,833
Accounts receivable, net of allowance for credit losses of $2,464 and $612, respectively	26,818	34,125
Related party accounts receivable	27,979	27,076
Inventories	21,050	21,870
Prepaids and other current assets	12,606	13,429
Total Current Assets	105,020	106,333

Long-term Assets:
Restricted cash	294	1,052
Property, plant and equipment, net	19,657	20,454
Right of use operating lease assets, net	9,116	11,345
Deferred income tax asset, net	2,990	11,968
Other noncurrent assets	3,440	1,873
Total Long-Term Assets	35,497	46,692

Total Assets	$140,517	$153,025

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$236	$2,262
Current operating lease liability	2,498	2,354
Accounts payable	20,621	25,760
Accrued liabilities	19,049	48,133
Total Current Liabilities	42,404	78,509

Long-term Liabilities:
Long-term debt, net of current maturities	12,131	10,927
Noncurrent operating lease liability	7,308	9,461
Other noncurrent liabilities	3,129	3,328
Total Long-Term Liabilities	22,568	23,716

Total Liabilities	64,972	102,225

Members’ Equity	75,545	50,800

Total Liabilities and Members’ Equity	$140,517	$153,025

The accompanying notes are an integral part of the combined financial statements.

2

DURA DRIVER CONTROL SYSTEMS

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amounts in thousands)

	For the Year Ended	For the Year Ended
	December 31, 2025	December 31, 2024

Revenues	$208,852	$205,397

Cost of sales	(175,737)	(186,839)

Gross profit	33,115	18,558

Selling, general and administrative expenses	(12,137)	(15,732)

Facility consolidation, asset impairment, and other charges	(4,910)	(5,109)

Restructuring costs	(2,177)	40

Income (loss) from operations	13,891	(2,243)

Other income (expense)

Interest expense, net	(3,255)	(3,000)

Foreign currency transaction (losses) gains	(4,521)	4,886

Other income	17,702	31,123

Total other income	9,926	33,009

Income from operations before income taxes	23,817	30,766

Income tax expense	(14,035)	(7,950)

Net income	$9,782	$22,816
Foreign currency translation adjustment	1,207	(12,907)
Comprehensive income	$10,989	$9,909

The accompanying notes are an integral part of the combined financial statements.

3

DURA DRIVER CONTROL SYSTEMS

COMBINED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

(Amounts in thousands)

		Other
	Members’	Comprehensive	Total
	Equity	Loss	Equity
Beginning Balance, January 1, 2024	$83,148	$(15,551)	$67,597

Net income	22,816	-	22,816

Contribution from Parent	16,990	-	16,990

Foreign exchange translation changes in equity	(43,696)	-	(43,696)

Other comprehensive loss	-	(12,907)	(12,907)

Balance, December 31, 2024	79,258	(28,458)	50,800

Net income	9,782	-	9,782

Contribution from Parent	14,710	-	14,710

Foreign exchange translation changes in equity	(954)	-	(954)

Other comprehensive income	—	1,207	1,207

Balance, December 31, 2025	$102,796	$(27,251)	$75,545

The accompanying notes are an integral part of the combined financial statements

4

DURA DRIVER CONTROL SYSTEMS

COMBINED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	For the Year Ended	For the Year Ended
	December 31, 2025	December 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,782	$22,816
Adjustments required to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,223	4,474
Provision for allowance for credit losses	574	208
Non-cash restructuring	2,177	(40)
Non-cash interest expense	508	454
Amortization of right of use assets	2,229	2,476
Deferred income tax expense	8,978	(788)
Change in other operating items:
Accounts receivable	6,733	(2,912)
Related party accounts receivable	(903)	(13,664)
Inventories	820	1,836
Prepaids and other current assets	823	3,904
Accounts payable	(5,139)	(13,412)
Accrued liabilities	(31,261)	17,507
Operating lease liability	(2,009)	(2,391)
Other assets and liabilities, net	55	(37,658)
Net cash used in operating activities	(2,410)	(17,190)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,426)	(2,054)
Net cash used in investing activities	(3,426)	(2,054)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contribution from Parent	14,710	16,990
Payments on financing arrangements	(1,330)	(2,825)
Net cash provided by financing activities	13,380	14,165
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:	(1,568)	7,827
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:	5,976	2,748
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning	10,885	8,137
Ending cash and cash equivalents	16,567	9,833
Ending restricted cash	294	1,052
Ending	$16,861	$10,885
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$3,255	$3,000
Cash paid for income taxes	$4,529	$5,909

The accompanying notes are an integral part of the combined financial statements.

5

DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

1.	Organization and Description of Business

DURA Driver Control Systems (“DCS” or “the Company”), and its subsidiaries are a global mobility systems supplier specializing in the design, engineering, and manufacturing of solutions that drive the evolution of mobility. Aspire Biopharma Holdings, Inc. (Aspire) announced on April 16, 2026, that it has entered a letter of intent to acquire 100% of the Dura Driver Control Systems (DCS) business unit of Firefish Topco, LLC, which is a wholly owned subsidiary of Megalodon TopCo, LLC. Prior to the transaction, DCS was included in the combined financial statements of Megalodon TopCo, LLC (“Megalodon”).

2.	Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements and disclosures of DCS have been prepared in connection with the expected transaction and have been derived from the combined financial statements and accounting records of Megalodon TopCo, LLC (the “Parent”), as if DCS operated on a standalone basis during the periods presented, and were prepared in accordance with the accounting principles generally accepted in the United States of America (GAAP). The following entities are included in the purchase agreement and the accompanying combined financial statements:

●	Dura de Mexico SA de CV
●	Dura Automotive Systems GmbH
●	Dura Automotive Portuguesa Industria De Componentes
●	Dura Automotive Romania Srl
●	Dura Automotive Systems SAS and its wholly owned subsidiary Duratronics GmbH
●	Dura Automotive Components Trading (Shanghai) Co., Ltd.
●	Dura Ganziang Automotive Systems (Shanghai) Co., Ltd.
●	Dura Auto Systems India Private Limited
●	Dura Automotive Services India Private Limited
●	DUS Operating, Inc.
●	Dura Automotive Systems CZ, s.r.o.

The Company eliminates all intercompany balances and transactions.

The Company has historically operated and reported as a part of Megalodon and not as a stand-alone Company. Financial statements representing the historical operations of the Company’s business have been derived from Megalodon’s historical accounting records and are presented on a carve-out basis. All revenue and costs, as well as assets and liabilities, directly associated with the business activity of the Company are included in the financial statements. The combined financial statements also include allocations of certain expenses such as shared services expenses, accounting and finance and information technology from Megalodon. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the combined financial statements had the Company operated independently of Megalodon.

The Company is dependent upon Megalodon for all of its working capital and financing requirements, as Megalodon uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for through the related party payable. All significant transactions between the Company and Megalodon have been included in the accompanying combined financial statements.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of highly liquid investments which include money market instruments with original maturities of three months or less and are stated at cost, which approximates fair value. Cash balances may be more than the amounts insured by the Federal Deposit Insurance Corporation, or the foreign equivalent. The Company also had restricted cash of $0.3 million and $1 million as of December 31, 2025 and 2024, respectively related to certain future employee benefit related liabilities.

6

DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Revenue Recognition and Sales Commitments

The Company recognizes revenue, utilizing the five-step framework of ASC 606, when performance obligations to manufacture and supply these products at the point in time that the customer obtains control of the products. Contract terms do not unilaterally include cancellation provisions that would result in an enforceable right to payment for performance completed to date and as a result, revenue is recognized at a point in time. The customer typically obtains control of the products upon shipment in accordance with purchase orders and delivery releases issued by the customer.

The Company utilizes several factors when determining whether control has transferred, including whether the Company has a present right to payment for the product, the customer has legal title to the product, the Company has transferred physical possession of the product, the customer has the significant risks and rewards of owning the product, and the customer has accepted the product.

Contracts with customers generally state the terms of the sale, including the quantity and price of each product purchased. Trade accounts receivable from the Company’s customers are generally due approximately 60 days from the date the Company’s customers receive the product. Contracts typically do not contain variable consideration as the contracts include stated prices. The Company provides warranties that the product will conform to stated specifications, which are not separate performance obligations. Total warranty accrual as of December 31, 2025 and 2024 is $899 and $926, respectively, which is included in accrued liabilities on the combined financial statements. The Company excludes sales and other taxes from the transaction price of the contracts with customers. The Company has adopted the practical expedient to treat shipping and handling costs as a cost to fulfill the contract. Because contracts with customers usually only contain one performance obligation that is satisfied at a point in time, there are no satisfied performance obligations that would result in contract assets other than trade accounts receivable.

Revenues recognized from contracts with customers, disaggregated by geographical location, are presented in the following table for the years ended December 31, 2025 and 2024 (in thousands). Revenues are attributed to regions based on the location of the customer.

	For the year ended	For the year ended
	December 31, 2025	December 31, 2024
North America	$79,010	$79,889
Europe	107,750	103,144
Asia	22,092	22,364
Total	$208,852	$205,397

Trade Accounts Receivable and Allowance for Credit Losses

In June 2016, the FASB issued ASU 2016-13 “Measurement of Credit Losses on Financial Instruments”, which replaces current methods for evaluating impairment of financial instruments not measured at fair value, including trade accounts receivable and certain debt securities, with a current expected credit loss model. The Company adopted this guidance on January 1, 2024. The adoption of this standard was not material to our consolidated financial statements.

The Company generally does not require collateral related to its trade accounts receivable. An allowance for credit losses is established for amounts expected to be uncollectible over the contractual life of the receivables. The Company collectively evaluates trade receivables to determine the allowance for credit losses based on creditworthiness of customers. Credit losses from customers have not been significant, nor has the Company experienced a significant increase in credit losses in connection with the current inflationary market conditions. The Company calculates the allowance using an expected loss model that considers the Company’s actual historical loss rates adjusted for current economic conditions and reasonable and supportable forecasts. The Company considers macroeconomic trends and customer-specific knowledge when making adjustments for reasonable and supportable forecasts. Uncollectible amounts are written off against the allowance for doubtful credit losses in the period they are determined to be uncollectible. Recoveries of amounts previously written off are recognized when received. On a monthly basis, a reserve is established for specific customers at the appropriate risk level supported by external documents. The remaining reserve is calculated by aging accounts receivable balances and reserving a larger percentage of older balances.

7

DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

While routinely executing collection procedures, some receivables will be determined to be uncollectible by management when all collection actions have been completed. When accounts are deemed to be uncollectible, they are written off and no longer reflected in the accounts receivable balance in the financial statements and are no longer used in calculating the allowance for credit losses. The activity in the allowance for credit losses is as follows:

	2025	2024
Balance - January 1	$612	$2,984
Additions charged to expense	574	208
Effect of exchange rate	1,278	(2,580)
Balance - December 31	$2,464	$612

The Company enters into agreements to sell certain of its accounts receivable, primarily in Europe. Sales of receivables are accounted for in accordance with ASC Topic 860, Transfers and Servicing. Agreements which result in true sales of the transferred receivables, which occur when receivables are transferred without recourse to the Company, are excluded from amounts reported in the combined balance sheets. Cash proceeds received from such sales are included in operating cash flows.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The most significant estimates include the provision for income taxes, allowance for credit losses and allowance for excess and obsolete inventory.

Inventories

Inventories are valued at the lower of cost and net realizable value, using the first-in first-out (“FIFO”) method. The Company assesses inventory valuation based on estimates of future demand. The estimates of future demand are based upon projections of future related automobile platform sales. The future projected demand of service parts is based upon current service usage. The Company evaluates inventory for items that are slow moving or obsolete and records an appropriate reserve for obsolescence if needed.

Foreign Currency Translation

The functional currency is the U.S. dollar as a substantial part of operations are based in the U.S. The financial statements of all subsidiaries with a functional currency other than the U.S. Dollar have been translated into U.S. Dollars. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date. Revenue and expense accounts are translated from the applicable foreign currency using a weighted average exchange rate for the period. The resulting translation adjustments are recorded as a component of Members’ Equity. The Company engages in foreign currency denominated transactions with customers and suppliers, as well as between subsidiaries with different functional currencies. Gains and losses resulting from foreign currency transactions are recognized in net loss in the combined statements of operations. Non-functional currency denominated intercompany balances which are long-term in nature are recognized in accumulated other comprehensive income.

Income Taxes

The Company records income tax expense using the asset and liability method which specifies that deferred tax assets and liabilities be measured each year based on the difference between the financial statement and tax base of assets and liabilities at the applicable enacted tax rates. A valuation allowance is provided for deferred tax assets when management considers it more likely than not that the asset will not be realized. At December 31, 2025, and December 31, 2024, a valuation allowance has been provided for certain deferred tax assets which the Company has concluded are more likely than not to not be realized. If future annual taxable income were to be significantly less than projected levels, there is a risk that part of deferred tax assets not already provided for by the valuation allowance would expire prior to utilization.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

8

DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analysis of, or changes in tax laws, regulations and interpretations thereof as well as other factors. The Company’s policy is to record interest and penalties directly related to income taxes as income tax expense in the accompanying combined statements of operations, of which there was none for the years ended December 31, 2025 and 2024.

Pre-Production Costs Related to Long-Term Supply Agreements

The Company incurs pre-production engineering and development (“E&D”) costs related to the products produced for its customers under long-term supply agreements. These costs are expensed as incurred unless the cost reimbursement is contractually guaranteed in a customer contract for which costs are capitalized as an asset as incurred and subsequently reduced upon lump sum or piece price recoveries.

The Company enters into contractual agreements with certain customers to design and develop molds, dies and tools (collectively, “tooling”). Periodically, the Company enters into contractually guaranteed reimbursement agreements related to the sale of tooling to customers. Costs are deferred until reimbursed by the customer. Amounts due under such arrangements are either settled in cash, on a lump sum basis, or settled over the part supply arrangement, in accordance with the specific terms of the arrangement.

The Company also may progress bill on certain tooling being constructed. In certain scenarios, the Company reports deferred revenue resulting from advances from customers or if progress billings are in excess of costs incurred. Deferred revenue on tooling projects are recorded in accrued liabilities on the combined balance sheet, and totaled $0.9 million and $1.9 million as of December 31, 2025 and 2024, respectively.

Excess of cost over billings on uncompleted tooling projects are recorded in prepaids and other current assets on the combined balance sheets, and totaled $0.6 million and $1.9 million as of December 31, 2025 and 2024, respectively.

Occasionally, the Company incurs costs in excess of those contractually reimbursed for customer owned tooling. In those cases, the Company records reserves for such probable and estimable losses. Forecasted losses on incomplete projects are recognized currently when identified. There were no forecasted losses as of December 31, 2025 and 2024.

Property, Plant, and Equipment, net

Property, plant, and equipment are stated at cost or at fair market value for property, plant and equipment acquired through acquisitions. Expenditures for maintenance, repairs and renewals are charged to expense as incurred, while major improvements are capitalized. The cost of these improvements is depreciated over their estimated useful lives. Assets dedicated to a specific customer program, are depreciated over the estimated life of that program. Depreciation and amortization are computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes over the estimated useful lives of the related assets as follows:

Furniture and Fixtures	3 to 10 years
Buildings	20 to 30 years
Machinery and equipment	3 to 10 years
Leasehold improvements	Shorter of useful life or lease term
Land improvements	10 years

When assets are retired or otherwise disposed, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on the disposition is included in the earnings for the current period.

Comprehensive Income (Loss)

Comprehensive income (loss) disclosed in the combined statements of comprehensive income (loss) reflects the change in the equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Comprehensive loss represents net loss plus other comprehensive income (loss) items (e.g., foreign currency translation adjustments) from nonowner sources.

9

DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Retirement Plan

The Company sponsors several 401(k) profit-sharing plans covering substantially all of its domestic employees. Matching contributions charged as expense during 2025 and 2024 were $135 and $172, respectively.

Other Income

Other income in 2025 and 2024 relates to the income of Dura Automotive CZ k.a. Additionally, in 2024 a portion of the other income relates to the sale of the Battery Tray division.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires disclosure of incremental segment information on an annual and interim basis, primarily through enhanced disclosures of significant segment expenses. Under the new guidance an entity is required to disclose the title and position of the chief operating decision maker (“CODM”) and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. The ASU also requires that an entity that has a single reportable segment provide all the disclosures required by this ASU and all existing segment disclosures in Topic 280. The ASU does not change how operating segments are identified or, when applicable, aggregated. The Company adopted this standard for fiscal year 2024 and such adoption did not have a material impact on our combined financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09—Income Taxes (Topic 740)—Improvements to Income Tax Disclosures (“ASU 2023-09”) which amends the Codification to enhance the transparency and decision usefulness of income tax disclosures. ASU 2023-09 requires additional disaggregation of the reconciliation between the statutory and effective tax rate for an entity and of income taxes paid, both of which are disclosures required by current GAAP. The amendments improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid to be disaggregated by jurisdiction. The amendments in ASU 2023-09 apply to all entities that are subject to Topic 740, Income Taxes. For public business entities, the amendments in ASU 2023-09 are effective for annual periods beginning after December 15, 2024, with early adoption permitted. For private business entities, the amendment was effective for annual periods beginning after December 31, 2025. The Company is considered an emerging growth company and plans to adopt this standard consistent with the private business guidance. The Company is currently evaluating the impact of this standard on its financial statement presentation and disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income (Topic 220): Expense Disaggregation Disclosures (ASU 2024-03”). This update requires entities to disaggregate operating expenses into specific categories, such as purchases of inventory, compensation, depreciation, and amortization, to provide enhanced transparency into the nature and function of expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, with early adoption permitted. ASU 2024-03 may be applied retrospectively or prospectively. The Company is currently evaluating the impact of this standard on its financial statement presentation and disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient related to the estimation of expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606, including those assets acquired in a business combination. The practical expedient permits all entities to assume that current conditions as of the balance sheet date do not change for the remaining life of the asset. This ASU is effective for fiscal years beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The Company is currently evaluating the impact of adopting this standard on its financial statements and disclosures.

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DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

3.	Prepaids and Other Current Assets

Prepaid and other current assets are detailed as follows:

	2025	2024
Taxes	$4,488	$2,358
Prepaid insurance	2,115	2,016
Deposits	844	2,497
Tooling	587	1,969
Supplies	891	1,038
Other prepaid expenses	3,681	3,551
	$12,606	$13,429

4.	Property, Plant, and Equipment, net

Property, plant, and equipment consisted of the following (in thousands):

	2025	2024
Land and buildings	$18,261	$16,191
Machinery and equipment (1)	23,945	20,872
Construction in progress	276	953
Less — Accumulated depreciation and amortization	(22,825)	(17,562)
	$19,657	$20,454

(1)	Machinery and equipment includes Company-owned tooling of $0.1 million as of December 31, 2025 and 2024, respectively.

Depreciation expense totaled $4.2 million and $4.5 million for the years ended December 31, 2025 and 2024, respectively.

5.	Inventories

Inventories consisted of the following as of December 31, 2025 and 2024 (in thousands):

	December 31, 2025	December 31, 2024
Raw Materials	$14,209	$14,916
Work-in-process	3,221	3,162
Finished goods	3,620	3,792
	$21,050	$21,870

The above amounts are shown net of cumulative inventory lower of cost or net realizable value adjustments of 6.1 million and $5.5 million as of December 31, 2025 and 2024, respectively.

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DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

6.	Accrued liabilities

Accrued liabilities are detailed as follows:

	2025	2024
Accrued compensation	$10,179	$15,680
Battery tray liability	-	7,558
Accrued freight premium	-	13,773
Accrued taxes	2,806	3,918
Customer price downs	2,484	1,544
Accrued professional fees	915	713
Deferred revenue	942	1,888
Litigation reserve	824	992
Warranty reserve	899	926
Other	-	1,141
	$19,049	$48,133

7.	Debt

The Company has long-term debt related to failed sale-leaseback transactions recorded as of December 31, 2025 and 2024. The Company sold buildings to a third-party under sale-leaseback arrangements. Since these transactions do not meet the criteria for sale-leaseback accounting treatment, they are presented as debt in the accompanying combined balance sheet. These financing transactions contain monthly and quarterly payment terms ranging from $0.1 to $0.2 million. Payments are recorded as principal and interest based on implicit rates ranging from approximately 10 percent to 12 percent.

The balance of the above debt matures as follows:

2026	$236
2027	270
2028	309
2029	352
2030	401
Thereafter	10,799
$12,367

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DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

8.	Income Taxes

The provision for income taxes consisted of the following for the years ended December 31, 2025 and 2024 (in thousands):

	December 31, 2025	December 31, 2024
Current-
United States	$-	$-
Foreign	5,057	8,738
Total current income tax expense	5,057	8,738
Deferred-
United States	9,464	(975)
Foreign	(486)	187
Total deferred income tax expense	8,978	(788)
Total income tax expense	$14,035	$7,950

The Company is organized as a limited liability company and has elected to be taxed under U.S. Corporation rules, whereby income is taxable to the Company. The current and deferred provision for the United States reflects taxes associated with federal and state income taxes and foreign withholding on income.

A reconciliation of the provision for income taxes at the statutory rates to the reported income tax provision is as follows for the years ended December 31, 2025 and 2024 (in thousands):

	December 31, 2025	December 31, 2024
Difference in income tax on foreign earnings	$5,057	$8,738
Valuation allowance	8,978	(788)
	$14,035	$7,950

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DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

A summary of deferred tax assets (liabilities) is as follows for the Company as of December 31, 2025 and 2024 (in thousands):

	December 31, 2025	December 31, 2024
Depreciation and property basis differences	$7,874	$7,882
Goodwill and intangibles	895	974
Net operating loss carryforwards	6,109	23,044
Postretirement benefit obligations	531	469
Accrued interest	4,742	4,698
Accrued compensation costs	546	528
Facility closure and consolidation costs	152	94
Inventory valuation adjustments	1,064	1,096
Warranty and environmental costs	825	583
Capital loss carryforward	-	-
Foreign exchange	(356)	(1,975)
Bad debt allowance	(28)	320
Prepaid expenses	-	-
Other	669	199
Tax credits and WH tax	277	591
R&D Costs	2,110	2,123
Valuation allowance	(22,420)	(28,658)
Net deferred tax asset	$2,990	$11,968

As of December 31, 2025 and 2024, the consolidated balance sheet includes $3.0 million and $12.0 million, respectively, of noncurrent deferred tax assets and an insignificant amount of noncurrent deferred tax liabilities.

Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on differing treatment of items for financial reporting and income tax reporting purposes. The deferred tax balances are adjusted to reflect tax rates by tax jurisdiction, based on currently enacted tax laws, which will be in effect in the years in which the temporary differences are expected to reverse. The DCS Carve-Out has deferred income tax assets on net operating loss carryforwards to the extent they believe they will be able to utilize them in future tax filings. As of December 31, 2025 and 2024, the DCS Carve-Out recorded a valuation allowance of $22.4 million and $28.7, for DCS Carve-Out respectively, based on management’s determination that it is more-likely-than-not that the tax benefits related to these assets will not be realized. The valuation allowance includes a full valuation on deferred tax assets in France, Portugal, Romania, and certain entities in Germany, China, as well as a partial valuation allowance on the United States.

As of December 31, 2025, the DCS Carve-Out has $27.8 million of gross U.S. federal, state and foreign net operating loss carryforwards, reflecting a U.S. federal and state net operating loss of $0.0 million and foreign corporate net operating losses of $27.8 million. As of December 31, 2024, the DCS Carve-Out has $92.6 million of gross U.S. federal, state and foreign net operating loss carryforwards, reflecting a U.S. federal and state net operating loss of $0.0 million and foreign corporate net operating losses of $92.6 million. The net operating losses can be carried forward between 3 years and indefinitely. As of December 31, 2025, net operating losses totaling $0.5 million have no expiration date while the remaining losses will begin to expire in 2026.

For the year ended December 31, 2025, the DCS Carve-Out no longer has a recorded deferred tax liability associated with the non-reserved undistributed earnings related to China and India entities that regularly pay dividends. As of December 31, 2024, the DCS Carve-Out has recorded a deferred tax liability of $0.3 million, associated with the non-reserved undistributed earnings related to China and India entities that regularly pay dividends.

There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2025 and December 31, 2024. The DCS Carve-Out is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its positions. The DCS Carve-Out is subject to income tax examinations by major taxing authorities in the countries in which it operates since its inception.

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DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

The DCS Carve-Out files tax returns, including tax returns for its subsidiaries, in the U.S. and several foreign jurisdictions. The current U.S. open examination periods are 2022 forward. In addition, open tax years related to various states remain subject to examination. The foreign taxing jurisdictions are subject to examination for open years after 2016 and the period of open years varies by jurisdiction.

9.	Commitments and Contingencies

Leases

The Company has operating lease obligations that include office space, manufacturing space and certain equipment under agreements with contractual periods ranging from less than one year to 20 years. Many of the lease obligations contain one or more options to extend. The Company includes options that are reasonably certain to exercise in the evaluation of the lease term after considering all relevant economic and financial factors. The leases are classified as right of use assets in the non-current assets section of the combined balance sheet.

The Company does not separate the non-lease components (e.g., maintenance and operating services) from the lease components to which they relate. Instead, non-lease components are included in the measurement of the lease obligations. The Company calculates the initial lease liability as the present value of fixed payments not yet paid and variable payments that are based on a market or an index rate, measured at commencement. Most of the leases are discounted using the incremental borrowing rate because the rate implicit in the lease obligation is not readily determinable. All other variable payments are expensed as incurred.

The components of lease cost are as follows:

	2025	2024
Operating lease costs	$4,718	$5,009

Lease obligation right-of-use assets and liabilities at December 31, 2025 and 2024, were as follows (in thousands):

	2025	2024
Right of use assets, non-current	$9,116	$11,345

Operating lease liability, current	$2,498	$2,354
Operating lease liability, non-current	7,308	9,461
Total operating lease liabilities	$9,806	$11,815

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DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Future annual commitments under these lease obligations are as follows as of December 31 (in thousands):

Operating Lease Liabilities
2025
2026	$7,665
2027	6,986
2028	5,208
2029	3,007
2030	2,915
Thereafter	22,962
Total lease liability	$48,743
Less: Interest	38,937
Net lease liability	$9,806

The weighted-average remaining lease term and weighted-average discount rate at December 31, 2025, and 2024 were as follows:

	2025	2024
Weighted-average remaining lease term (in years)
Operating leases	9.81	9.35
Weighted-average discount rate
Operating leases	8.06%	8.11%

Supplemental cash flow information related to leases for the years ended December 31, 2025 and 2024 was as follows (in thousands);

	2025	2024
Cash paid for amounts included in the measurement of lease obligations
Operating cash flows from operating leases	$2,831	$3,060
Right-of-use assets obtained in exchange for new operating lease obligations	$182	$70

Warranty and Environmental

The Company has an inherent business risk of exposure to warranty claims in the event that manufactured products do not perform as expected and results in replacement of product on vehicles in the field. OEMs are increasingly requiring their suppliers to guarantee or warrant their products and bear the costs of repair and replacement of such products under new vehicle warranties. Depending on the terms under which the Company supplies products to an OEM, an OEM may hold us responsible for some or all of the repair and replacement costs of warranty claims under new vehicle warranties when the product supplied does not perform as represented.

The Company’s policy is to record reserves for customer warranty costs on a case by case basis at the time they believe such amounts are probable and reasonably estimable and to review these determinations on a quarterly basis, or more frequently as additional information is obtained. The Company has established reserves for issues that are probable and reasonably estimable in amounts management believes are adequate to cover reasonable adverse judgments. The Company determines the warranty reserves based on identified claims and the estimated ultimate projected claim cost. The final amounts determined for these matters could differ significantly from recorded estimates. The warranty accrual balance was $0.9 million and $1.0 million as of December 31, 2025 and 2024, respectively. The warranty accrual is included in accrued liabilities on the combined balance sheet as of December 31, 2025 and 2024.

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DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

The Company is subject to the requirements of federal, state, local and foreign environmental and occupational health and safety laws and regulations. Some of the operations involve the use of hazardous substances. Like all manufacturers, if a release of hazardous substances occurs or has occurred at or from any of the current or former properties or at a landfill or another location where the Company has disposed of wastes, and may be held liable for the contamination, which could be material. The Company’s policy regarding the recording of environmental reserves is the same as for warranty. The reserves are reviewed on a quarterly basis or more frequently as additional information is obtained. The environmental reserve balance was $0.8 million and $0.7 million as of December 31, 2025 and 2024, respectively. The environmental reserve is included in accrued liabilities on the combined balance sheet as of December 31, 2025 and 2024.

Litigation

The Company is involved in various legal proceedings. Due to their nature, such legal proceedings involve inherent uncertainties, including, but not limited to, court rulings, negotiations between affected parties and governmental intervention. The Company establishes reserves for matters that are probable and reasonably estimable in amounts they believe are adequate to cover reasonable adverse judgments not covered by insurance. Based upon the information available to us and discussions with legal counsel, it is management’s opinion that the ultimate outcome of the various legal actions and claims that are incidental to the business will not have a material adverse impact on the combined balance sheet, statement of operations, or statement of cash flows; however, such matters are subject to many uncertainties, and the outcome of individual matters are not predictable with assurance. The Company has insurance coverage for certain litigation type matters. The litigation reserve balance was $0.8 million and $1.0 million as of December 31, 2025 and 2024, respectively. The litigation reserve is included in accrued liabilities on the combined balance sheet as of December 31, 2025 and 2024.

Concentrations of Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of accounts receivable and cash investments. The Company’s customer base includes significant global automotive manufacturers and many distributors and installers of automotive aftermarket parts. For the year ended December 31, 2025, three customers accounted for approximately 29%, 14%, and 12%, respectively, of the Company’s revenues. For the year ended December 31, 2024, three customers accounted for approximately 24%, 15%, and 12%, respectively, of the Company’s revenues. The Company’s credit evaluation process, reasonably short collection terms and the geographical dispersion of sales transactions help to mitigate credit risk concentration. The Company requires placement of cash in financial institutions evaluated as highly creditworthy.

The Company’s business is labor intensive and utilizes many unionized employees. As of December 31, 2025 and 2024, approximately 65% of the U.S. employees were unionized and a substantial number of non-U.S. employees are covered by Workers’ Councils. In the U.S., the Company has collective bargaining agreements with the UAW (International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America). The majority of non-U.S. employees are members of industrial trade union organizations and confederations within their respective countries. Many of these organizations and confederations operate under national contracts, which are not specific to any one employer. The UAW contracts expire in 2027 for the unionized facilities in the U.S. and expire annually for non-U.S. facilities. Although the Company believes that the relationship with union employees is generally good, there can be no assurance that they will be able to negotiate new agreements on favorable terms. In the event the Company is unsuccessful in negotiating new agreements, these facilities could be subject to work stoppages, which could have a material adverse effect on operations.

The Company has manufacturing and product development facilities located in the U.S., Europe, and Asia. A significant portion of operations are located outside of the U.S.

The total assets of the operations outside of the U.S. are as follows as of December 31, 2025 and 2024 (in thousands):

	December 31, 2025	December 31, 2024
Europe	$142,635	$135,244
Asia	27,061	28,497
Total foreign operations	$169,696	$163,741

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DURA DRIVER CONTROL SYSTEMS NOTES TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

10.	Related Party Transactions

The following is a description of transactions between the Company and related parties:

Related Party Accounts Receivable

At December 31, 2025 and 2024, the Company had accounts receivable from related entities totaling $27,979 and $27,076, respectively. Balances are related to daily operational activity. The balance has been presented as current as the balance is expected to be settled within the next year.

Due to Parent

At December 31, 2025 and 2024, the Company had accounts payable to the parent totaling $126,952 and $116,693, respectively. Balances are related to the Parent’s cash management and financing strategies. The balance has been presented as equity, as the Parent does not expect repayment as the liability will be forgiven.

Parent Allocation of Expenses

For the years ended December 31, 2025 and 2024, the Company recorded allocations of parent company expenses totaling approximately $4,451 related to general and administrative expenses which has been classified as such in the combined statement of operations. The balance has been presented as equity, as a contribution from Parent.

11.	Subsequent Events

The Company has evaluated events and transactions subsequent to December 31, 2025 through the date the combined financial statements were issued. Other than the below, there were no other events to report than what has been disclosed in the financial statements.

On June 10, 2026, FireFish Topco, LLC, a subsidiary of the Parent, entered into a purchase agreement with Aspire Biopharma Holdings, Inc. to purchase the outstanding equity interests of DCS for approximately $30 million. Prior to the closing of the sale, the Company will settle certain intercompany accounts of the DCS entities and complete other closing obligations as further disclosed in the agreement.

The transaction occurred subsequent to the balance sheet date, and therefore, the accompanying combined financial statements do not reflect the impact of the sale. As of the date the combined financial statements were issued, the Company is still evaluating the final financial statement impact, including the determination of any gain or loss on sale.

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